Exhibit 10.1

FORM OF

GSI GROUP INC.

200     ANNUAL EQUITY INCENTIVE PLAN

Restricted Stock Grant Agreement

THIS AGREEMENT made as of this             day of             , 20            by and between GSI GROUP INC., a corporation continued and existing under the laws of New Brunswick, Canada (the “Company”), and the individual identified below (the “Recipient”).

W I T N E S S E T H T H A T:

WHEREAS, Recipient’s association with the Company or an Affiliate is considered by the Company to be important for the growth of it and its Affiliates; and

WHEREAS, the Company intends to issue Recipient restricted shares of the Company’s Common Stock pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”) according to the terms and conditions hereof;

WHEREAS, the Recipient agrees to receive the stock subject to the restrictions set forth herein, and subject to forfeiture in the event that Recipient fails to vest ownership; and

WHEREAS, such restrictions will lapse and the shares will vest in accordance with the terms set forth below;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.	Issuance of Common Stock

1.1. The Company hereby agrees to issue to Recipient an aggregate of                              (            ) shares of Common Stock in consideration of his/her performance of future services, and on the terms and conditions of this Agreement and all other applicable terms and conditions of the Plan.

1.2 All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the date of the approval of the Plan by the Company’s shareholders on May 15, 2006. Subject to the Plan, if subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through acquisition, merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in: (i) the maximum numbers and kinds of shares provided in Section 4 below; (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards; (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable); and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

1.3 For purposes of this Agreement, all shares granted hereunder shall be referred to as “Restricted Shares” until such time as they convert to “Vested Shares” in the manner detailed herein.

1.4 Upon receipt by the Company of a copy of this Agreement duly executed and completed by the Recipient, the Company shall hold the Restricted Shares in escrow in the name of Recipient until such time as the Restricted Shares become Vested Shares.

2.	Vesting and Forfeiture of Restricted Shares

2.1. All Restricted Shares shall be subject to the risk of forfeiture and repurchase for cancellation in accordance with Section 2.2. Restricted Shares shall vest and no longer be subject to the risk of forfeiture and repurchase for cancellation under Section 2.2 upon satisfaction of the vesting provisions of Schedule A attached hereto. Restricted Shares which have vested in accordance with the provisions of Schedule A are herein referred to as “Vested Shares”. Unless otherwise expressly provided on Schedule A, no Restricted Shares shall become Vested Shares following the date of the voluntary or involuntary termination of the Recipient’s employment or other association with the Company and its Affiliates, for any reason whatsoever, including death or disability and/or an entity ceasing to be an Affiliate of the Company (“Recipient’s Termination Date”); provided however, that nothing herein shall affect the Recipient’s rights under Articles 8 and 9 of the Plan; and provided further; that military or sick leave shall not be deemed a termination of employment or other association if it does not exceed the longer of 90 days or the period during which the Recipient’s reemployment rights, if any, are guaranteed by statute or by contract.

2.2. As of the Recipient’s Termination Date, all Restricted Shares shall be forfeited by the Recipient or any Permitted Transferee (as defined in Section 3.1 below), and shall be deemed automatically returned for cancellation by the Company. As of the Recipient’s Termination Date, and without requirement of notice or other action, the Company shall become the legal and beneficial owner of all Restricted Shares and all rights and interests therein or relating thereto, and the Company shall receive for cancellation such Restricted Shares for no consideration whatsoever.

3.	Restriction on Transfer

3.1. Other than as provided in Section 6.4 of the Plan, and except for the escrow described in Section 4, no Restricted Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time

(including, without limitation, by operation of law) other than to the Company or its assignees for cancellation.

4.	Escrow of Shares

4.1. Each Restricted Share granted pursuant to this Agreement shall be held in escrow by the Company, as escrow holder (“Escrow Holder”) until it shall either: (a) be forfeited to and repurchased for cancellation by the Company upon the earlier of the expiration of the vesting schedule in Schedule A, or at the Recipient’s Termination Date in accordance with Section 2; or (b) become a Vested Share and the Recipient shall have satisfied the requirements of Section 5 (relating to tax withholdings) with respect to any taxable income attributable to such Share.

4.2. Upon the forfeiture of any Restricted Shares to, and the return for cancellation by the Company in accordance with Section 2, the Company shall have the right as Escrow Holder to take all steps necessary to accomplish the transfer of such Share to it for cancellation, including but not limited to, presentment of certificates representing the Restricted Shares, together with a stock power executed by or in the name of the Recipient appropriately completed by the Escrow Holder, to the Company’s transfer agent with irrevocable instructions to register transfer of such Shares into the name of the Company for cancellation. The Recipient hereby appoints the Company as his or her irrevocable attorney-in-fact to execute in his or her name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the Restricted Shares.

4.3. When any portion of the Restricted Shares have become Vested Shares, upon Recipient’s request the Company shall, at its sole election, either request that the Transfer Agent: 1.) issue and deliver a stock certificate for such Shares to Recipient; or 2.) electronically transfer the Shares to a brokerage account in the name of Recipient. Issued certificates for Vested Shares shall be delivered directly to the Recipient and shall be free of the legend described in Section 8.3 below. In the event that any certificates are issued with the legend described in Section 8.3, such certificates shall be replaced with certificates without the legend once all vesting requirements have been fulfilled. The Company reserves the right to require Recipient to open a brokerage account at a designated brokerage firm for the express purpose of accepting delivery of Vested Shares. The Company’s obligations under this section are subject to the Recipient’s satisfaction of the requirements of Section 5 relating to tax withholdings.

4.4. Until the Restricted Shares or any portion thereof become Vested Shares, Recipient acknowledges and agrees that he/she has no right to receive dividends for any Restricted Shares and has no voting rights with respect to any Restricted Shares, and that the Company is designated as his agent in fact to vote all Restricted Shares. In the event that a dividend is declared, the Company shall have the exclusive right to receive such dividend. If, from time to time during the term of the escrow, there occurs any corporate or other action giving rise to substituted or additional securities by reason of ownership of the Restricted Shares, such substituted or additional securities shall be automatically deemed to be Restricted Shares subject to these terms and conditions, including Schedule A, and if certificated, the additional shares shall be immediately deposited with the Company as Escrow Holder.

4.5 Notwithstanding Section 7.3(b) of the Plan, certificates for Restricted Shares shall only be issued to Recipient at the time that the Restricted Shares become Vested Shares.

5.	Tax Consequences

5.1. It is understood by the Company and Recipient that the issuance of the Restricted Shares hereunder may be deemed compensatory in purpose and in effect, and that as a result the Company or an Affiliate may be obligated to pay withholding taxes in respect of such Restricted Shares as a result of the receipt or vesting of the Restricted Shares. In the event that at the time the above-said withholding tax obligations arise: Recipient hereby agrees to provide the Company or its Affiliate with an amount sufficient to pay all withholding taxes required to be paid as and when such taxes become payable. Recipient may elect to pay such amount: 1.) by directing the Company in writing to withhold sufficient net take home pay from his/her paycheck to satisfy the tax obligation; provided however, that the full amount of the tax obligation must be satisfied by the net available proceeds of the paycheck immediately following the date that the shares vest; 2.) providing the Company with a check in the amount of the tax obligation; or 3.) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Recipient and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Recipient irrevocably elects to sell a portion of Restricted Shares sufficient to pay for the total of the Recipient’s tax obligation and whereby the NASD Dealer irrevocably commits upon receipt of the proceeds from such shares to forward the proceeds to the Company.

5.2 In the event that Recipient fails to make timely provision for payment of taxes, Company, in its capacity as Escrow Holder, may in its sole discretion sell on behalf of Recipient that number shares of Recipient’s Stock required to provide Company with net sale proceeds sufficient to satisfy Company’s tax withholding obligations for Recipient. All such sale proceeds shall be delivered to Company by the broker to be used in satisfaction of Recipient’s tax obligation.

5.3 Recipient agrees that, in the event and to the extent the Company and its Affiliates determine that they are not obligated to withhold taxes payable by Recipient with respect to Restricted Shares, but the Company or an Affiliate is later held liable due to any non-payment of taxes on the part of Recipient, the Recipient shall indemnify and hold the Company and its Affiliates harmless from the amount of any payment made by them in respect of such liability.

5.4 Recipient hereby agrees to promptly deliver to the Company (and his or her employing Affiliate, if applicable) a signed copy of any instrument, letter or other document he or she may execute and file with the Internal Revenue Service evidencing his or her election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended, to treat his or her receipt of the Restricted Shares as includible in his or her gross income in the year of receipt. Recipient shall deliver the said copy of any such instrument of election within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Internal Revenue Code or applicable Regulations thereunder.

6.	Account Administration

6.1 The Company has appointed E*Trade Financial Corporate Services, Inc. (“E*Trade”) as the Company’s exclusive broker under this equity incentive plan. Recipient shall be required to open an E*Trade employee brokerage services account to receive Vested Shares.

6.2 Section 16 officers of the Company are obligated to open and maintain a 10b5-1 Trading Plan with E*Trade Securities, LLC. All trades of Company securities by Section 16 officers shall be exclusively through the officer’s E*Trade Rule 10b5-1 Trading Plan. To the extent that Recipient is or becomes a Section 16 officer of the Company, Recipient agrees to be bound by the above trading restrictions.

7.	Compliance with Law

7.1 Recipient represents and warrants, as a condition of transfer, that he or she is acquiring the Restricted Shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Restricted Shares.

7.2 Recipient acknowledges and agrees, that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Restricted Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

8.	General Provisions

8.1 This Agreement shall be governed and enforced in accordance with the terms of the Plan and the laws of the province of Ontario, Canada, without regard to the conflict of laws principles thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

8.2 This Agreement and the applicable terms of the Plan embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way and may only be modified or amended in writing signed by the Company and the Recipient.

8.3 All Restricted Shares shall be endorsed with the following legend if issued prior to the completion of all vesting requirements:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions (including, without limitation, the potential forfeiture and repurchase for cancellation of the same) of the 2006 Equity Incentive Plan and a Restricted Stock Grant Agreement entered into by the registered owner and GSI Group Inc. Copies of such Plan and Agreement are on file in the offices of GSI Group Inc, 39 Manning Road, Billerica, Massachusetts 01821, U.S.A.

8.4 The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party’s heirs, legal representatives, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Recipient or any other person. The rights and obligations of any person other than the Company under this Agreement may only be assigned with the prior written consent of the Company.

8.5 No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

8.6 If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

8.7 The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.

8.8 Recipient agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

8.9 In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any state or federal court of competent jurisdiction sitting in the county in which the Company’s headquarters in the Commonwealth of Massachusetts is located, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. Each party hereto, in addition to being entitled to exercise all rights granted by law including recovery of damages (but subject to the remainder of this subsection), will be entitled to specific performance of his, her or its rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES. Nothing contained in this Section shall be construed to limit or otherwise interfere in any respect with the authorities granted the Committee under the Plan, including without limitation, its sole and exclusive discretion to interpret the Plan and all awards granted thereunder (including pursuant to this Agreement).

8.10 Nothing contained in this Agreement shall confer upon the Recipient any right with respect to the continuation of his or her employment or other association with the Company or any Affiliate, or interfere in any way with the right of the Company and its Affiliates, subject to the terms of Recipient’s separate employment or consulting agreement, if any, or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of Recipient’s employment or association with the Company or an Affiliate.

8.11 This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

8.12 All capitalized terms used but not defined herein shall have the respective meaning given such terms in the Plan.

8.13 In the event of a conflict between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the month, day and year first set forth above.

GSI GROUP INC. By: Title:

RECIPIENT

______________________________________

Recipient’s Name & Address:

______________________________________

______________________________________

______________________________________

______________________________________

SCHEDULE A

This Schedule A sets out the circumstances under which Restricted Shares granted to the Recipient will vest. Capitalized terms not defined herein shall have the same meaning as such terms are assigned under the RSA. All of the terms of the RSA are incorporated by reference herein.

1.	Time-Based Vesting Schedule.

Grant Date	Vesting Date	No. of Shares

2.	Performance-Based Vesting Schedule.

[insert performance trigger matrix here]

Grant Date	Vesting Date	No. of Shares

3. Automatic Vesting on Certain Events. As required by Sections 8 and 9 of the Plan, there is hereby incorporated by reference the vesting provisions set forth therein.